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FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	James J. Landy President & CEO (914) 771-3230
Wendy Croker First VP, Shareholder Relations (914) 771-3214

HUDSON VALLEY HOLDING CORP.
ANNOUNCES CASH DIVIDEND

Yonkers, NY, July 28, 2010... William E. Griffin, Chairman of the Board of Hudson Valley Holding Corp. (NASDAQ:HUVL), announced the Board of Directors declared a cash dividend of $0.10 per share payable to all common stock shareholders of record as of the close of business August 9, 2010. The dividend will be distributed to shareholders on or about August 20, 2010.

Mr. Griffin stated, “We have reduced our dividend in reaction to our net loss for the second quarter and year-to-date periods. We have retained a dividend payment as a reflection of our continued confidence in our business plan and our anticipation of a return to profitability in the short-term. Our core business is performing well, our margins are strong, our expenses are controlled. We continue to grow deposits and seek quality loans in a difficult economic environment where loan demand has significantly declined. We believe the actions we have recently taken to address our problem loans, which had a negative impact on our second quarter financial results, will facilitate a more rapid resolution of these loans. We believe we are well positioned to fully benefit from a recovering business climate.”

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Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank (HVB). Hudson Valley Bank is a Westchester based bank with more than $2.9 billion in assets, serving the metropolitan area with 36 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. Hudson Valley Holding Corp.’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HUVL” and is included in the Russell 3000® Index. Additional information on Hudson Valley Bank can be obtained on their web-site at www.hudsonvalleybank.com.

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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from our future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a continued or unexpected decline in the economy in the New York Metropolitan area;

•	increases in loan losses or in the level of nonperforming loans;

•	unexpected increases in our allowance for loan losses;

•	our failure to maintain required regulatory capital levels;

•	further declines in value in our investment portfolio;

•	a continued or unexpected decline in real estate values within our market areas;

•	higher than expected FDIC insurance premiums;

•	unexpected changes in interest rates;

•	additional regulatory oversight which may require us to change our business model;

•	the imposition on us of liabilities under federal or state environmental laws;

•	those risk factors identified in our SEC filings, including our Form 10-K for the fiscal year ended December 31, 2009.

Forward looking statements speak only as of the date such statements are made. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.